Exhibit 5.1

601 Lexington Avenue
New York, New York 10022

(212) 446-4800	Facsimile:
(212) 446-4900
www.kirkland.com

May 24, 2012

Radiation Therapy Services, Inc.

2270 Colonial Boulevard

Fort Myers, Florida 33907

Re:                               Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Radiation Therapy Services, Inc., a Florida corporation (the “Issuer”) and each of the entities listed on Exhibit A hereto (the “Guarantors” and each a “Guarantor” and, together with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $350,000,000 in aggregate principal amount of the Issuer’s 8 7/8% Senior Secured Second Lien Notes due 2017 (the “Exchange Notes”), to be guaranteed (the “Guarantees”) by the Guarantors, pursuant to a Registration Statement on Form S-4 filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”.  The Exchange Notes are to be issued pursuant to the Indenture dated as of May 10, 2012, as otherwise amended, supplemented or modified prior to the date hereof (the “Indenture”), by and among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”).  The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 8 7/8% Senior Secured Second Lien Notes due 2017 issued on May 10, 2012 (the “Old Notes”), of which $350,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

The companies listed on Exhibit A hereto as The Delaware Guarantors and The New York Guarantor are collectively referred to herein as the “Delaware and New York Guarantors”. The companies listed on Exhibit A hereto other than the Delaware and New York Guarantors are collectively referred to herein as the “Non-Delaware and New York Guarantors”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, bylaws and other organizational documents of the Delaware and New York Guarantors, (ii) resolutions of the Delaware and New York Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as of May 10, 2012, by and among the Issuer, the Guarantors and Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc., as initial purchasers of the Old Notes and (v) forms of the Exchange Notes and the Guarantees.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Delaware and New York Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Delaware and New York Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto (assuming the due authorization and execution of the Exchange Notes and the Guarantees by the Issuer and the Non-Delaware and New York Guarantors, as applicable, and the due delivery of the Exchange Notes and the Guarantees by the Issuer and the Non-Delaware and New York Guarantors to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto), the Exchange Notes will be validly issued under the Indenture and will be binding obligations of the Issuer and the Guarantees will be validly issued under the Indenture and will be binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the

Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law and the Limited Liability Company Act of the State of Delaware which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation.  None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Guarantors

The Alabama Guarantor:

21st Century Oncology of Alabama, LLC, an Alabama limited liability company

The Arizona Guarantor:

Arizona Radiation Therapy Management Services, Inc., an Arizona corporation

The California Guarantor:

California Radiation Therapy Management Services, Inc., a California corporation

The Delaware Guarantors:

Aurora Technology Development, LLC, a Delaware limited liability company

Radiation Therapy Services Holdings, Inc., a Delaware corporation

21st Century Oncology Services, Inc., a Delaware corporation

Asheville CC, LLC, a Delaware limited liability company

The Florida Guarantors:

21st Century Oncology of Jacksonville, LLC, a Florida limited liability company

Devoto Construction of Southwest Florida, Inc., a Florida corporation

Radiation Therapy Services International, Inc., a Florida corporation

21st Century Oncology Management Services, Inc., a Florida corporation

Jacksonville Radiation Therapy Services, LLC, a Florida limited liability company

Financial Services of Southwest Florida, LLC, a Florida limited liability company

21st Century Oncology, LLC, a Florida limited liability company

Derm-Rad Investment Company, LLC, a Florida limited liability company

Radiation Therapy School for Radiation Therapy Technology, Inc., a Florida corporation

The Kentucky Guarantor:

21st Century Oncology of Kentucky, LLC, a Kentucky limited liability company

The Maryland Guarantors:

21st Century Oncology of Harford County Maryland, LLC, a Maryland limited liability company

Berlin Radiation Therapy Treatment Center, LLC, a Maryland limited liability company

21st Century Oncology of Prince Georges County, Maryland, LLC, a Maryland limited liability company

Maryland Radiation Therapy Management Services, LLC, a Maryland limited liability company

The Massachusetts Guarantor:

New England Radiation Therapy Management Services, Inc., a Massachusetts corporation

The Michigan Guarantors:

American Consolidated Technologies, LLC, a Michigan limited liability company

Michigan Radiation Therapy Management Services, Inc., a Michigan corporation

Phoenix Management Company, LLC, a Michigan limited liability company

The Nevada Guarantor:

Nevada Radiation Therapy Management Services, Incorporated, a Nevada corporation

The New Jersey Guarantor:

21st Century Oncology of New Jersey, Inc., a New Jersey corporation

The New York Guarantor:

New York Radiation Therapy Management Services, LLC, a New York limited liability company

The North Carolina Guarantors:

North Carolina Radiation Therapy Management Services, LLC, a North Carolina limited liability company

Carolina Radiation and Cancer Treatment Center, LLC, a North Carolina limited liability company

Goldsbord Radiation Therapy Services, Inc., a North Carolina corporation,

AHLC, LLC, a North Carolina limited liability company

Sampson Simulator, LLC, a North Carolina limited liability company

Sampson Accelerator, LLC, a North Carolina limited liability company

The Pennsylvania Guarantors:

21st Century Oncology of Pennsylvania, Inc., a Pennsylvania corporation

Gettysburg Radiation, LLC, a Pennsylvania limited liability company

The South Carolina Guarantor:

21st Century Oncology of South Carolina, LLC, a South Carolina limited liability company

Carolina Regional Cancer Center, LLC, a South Carolina limited liability company

Atlantic Urology Clinics, LLC, a South Carolina limited liability company

The West Virginia Guarantor:

West Virginia Radiation Therapy Services, Inc., a West Virginia corporation